EXHIBIT 5.1

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 Avenue of the Americas
                          New York, New York 10019-6064

                                                                     May 6, 1999

Playboy Enterprises, Inc.
680 North Lake Shore Drive
Chicago, IL 60611

                            Playboy Enterprises, Inc.
                       Registration Statement on Form S-3
                           Registration No. 333-75963
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Ladies and Gentlemen:

         In connection with the referenced Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange
Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), we have been requested by Playboy Enterprises, Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of the 875,000 shares (the "Company Shares") offered by the Company of the Company's Class B common stock, par value $0.01 per share (the "Common Stock"), including up to 375,000 shares issuable by the Company upon exercise of the underwriters' overallotment option, and 2,000,000 shares (the "Stockholder Shares") offered by the selling stockholder, which shares are registered for sale under the Registration Statement.
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         In connection with the furnishing of this opinion, we have reviewed the
Registration Statement (including all amendments), the form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), originals, or copies certified or otherwise identified to our satisfaction, of the Company's Amended and Restated
Certificate of Incorporation, two Certificates of Amendment of the Amended and Restated Certificate of Incorporation, each dated March 15, 1999, and Amended and Restated By-laws, each as in effect today and records of certain of the Company's corporate proceedings.

         We also have examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made those other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of those documents, records, certificates or other instruments, and upon factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinions expressed below.

         In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all the latter documents and the legal capacity of all individuals who have executed any of the documents reviewed by us.

         Based upon the foregoing, we are of the opinion that (i) the Company Shares are duly authorized and when issued, delivered and paid for as contemplated in the
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Registration Statement and the Underwriting Agreement, will be validly issued, fully paid and nonassessable, (ii) the Stockholder Shares are duly authorized, validly issued, fully paid and nonassessable and (iii) any shares of Common Stock which may be registered for sale under a related registration statement filed under Rule 462(b) under the Act by the Company, when duly issued, delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to laws and the rules, regulations and orders under them, which are currently in effect.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the prospectus included in the Registration Statement. We also consent to the incorporation by reference of this opinion as an Exhibit in a related registration statement filed by the Company under Rule 462(b) under the Act and to the use of our name under the heading "Legal Matters" contained in the prospectus included in
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the related registration statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                    Very truly yours,

                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON